October 6, 1998


Securities and Exchange Commission
Washington, D.C. 20549

         Re:      CFI Mortgage, Inc.
                  File No. 0-22271

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K of CFI Mortgage, Inc. dated October 2, 1998 and agree with the statements contained therein.


Very truly yours,


 /s/ GRANT THORNTON LLP